As Filed with the Securities and Exchange Commission on April [ ], 2003

File                                                                No.333-88045
--------------------------------------------------------------------------------
SECURITIES     AND    EXCHANGE     COMMISSION     Washington,     D.C.     20549
--------------------------------------------------------------------------------
                   POST-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1
                                  ON FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

   Nebraska                      6300                          470221457
(State or other       (Primary Standard Industrial         (I.R.S. Employer
jurisdiction  of      Classification Code Number)          Identification No.)
incorporation or
   organization)
                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                             WILLIAM F. EMMONS, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)
--------------------------------------------------------------------------------
                                    Copy to:
                               JOAN E. BOROS, ESQ.
                           CHRISTOPHER S. PETITO, ESQ.
                                 Jorden Burt LLP
                        1025 Thomas Jefferson Street N.W.
                                 Suite 400 East
                          Washington, D. C. 20007-0805
--------------------------------------------------------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/     /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         Calculation of Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed Maximum         Proposed Maximum        Amount of
Title of Each Class of               Amount to be                 Offering Price Per       Aggregate Offering     Registration
Securities to be Registered           Registered                        Unit                    Price                  Fee

Market Value Adjusted
Interest under Individual
Flexible Premium
Deferred Variable Annuity
Contracts. . . . . . . . . . . . .      *                               *                           *                   *
-------------------------------------------------------------------------------------------------------------------------------

* These Contracts are not issued in predetermined amounts or units. A maximum aggregate offering price of $25,000,000 was previously registered. No additional amount of securities is being registered by this post- effective amendment to the registration statement.

                              CROSS REFERENCE SHEET
                    (Pursuant to Regulation S-K, Item 501(b))

Form S-1 Item No. and Caption                  Caption in Prospectus
--------------------------------------------------------------------------------

1. Forepart of the Registration
   Statement and Outside Front Cover
   Page of Prospectus. . . . . . . . . . . . . Facing Page and Outside Front
                                               Cover Page of Prospectus

2.  Inside Front and Outside Back
    Cover Pages of Prospectus. . . . . . . . . Table of Contents

3.  Summary Information, Risk
    Factors and Ratio of Earnings
    to Fixed Charges. . . . . . . . . . . . . .Questions and Answers about Your
                                               Contract; Not Applicable as to
                                               Ratio of Earnings to Fixed
                                               Charges

4. Use of Proceeds . . . . . . . . . . . .     Allocation of Purchase Payments;
                                               The Investment and Fixed Account
                                               Options; Lincoln Benefit Life
                                               Company; Investments by Lincoln
                                               Benefit

5. Determination ofOffering Price . . . . . . .Not Applicable

6. Dilution. . . . . . . . . . . . . . . . . . Not Applicable

7. Selling Security Holders . . . . . . . . .  Not Applicable

8. Plan of Distribution . . . . . . . . . . .  Distribution of Contracts

9. Description ofSecurities to be
   Registered. . . . .. . . . . . . . . . . . .Questions and Answers about Your
                                               Contract; Description of the
                                               Contracts; Annuity Benefits;
                                               Other Contract Benefits; Contract
                                               Charges

10. Interests of Named Experts and Counsel. . .Experts; Legal Matters

11. Information with respect to
    Registrant. . . . .. . . . . . . . . . . . Taxes; Description of Lincoln
                                               Benefit Life Company and the
                                               Separate Account; Legal
                                               Proceedings; Financial Statements

12. Disclosure of Commission Position
    on Indemnification for Securities
    Act Liability. . . . . . . . . . . . . . . Part II, Item 17.

                  PREMIER PLANNER VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                 LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

             STREET ADDRESS: 2940 SOUTH 84TH ST., LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 82532, LINCOLN, NE 68501-2532

                        TELEPHONE NUMBER: 1-800-865-5237

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers thirty-nine investment options, each of which is a subaccount of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Subaccount invests exclusively in shares of one of the following Portfolios:

THE ALGER AMERICAN FUND:

  Growth Portfolio - Class S

FIDELITY(R) VARIABLE INSURANCE PRODUCTS:

  Growth Portfolio - Service Class 2
  Investment Grade Bond Portfolio - Service Class 2
  Overseas Portfolio - Service Class 2

GOLDMAN SACHS VARIABLE INSURANCE TRUST:

  CORE/SM/ Small Cap Equity
  International Equity Fund

J.P. MORGAN SERIES TRUST II:

  Small Company Portfolio

JANUS ASPEN SERIES:

  International Value Portfolio: Service Shares
  Worldwide Growth Portfolio: Service Shares

LAZARD RETIREMENT SERIES, INC.:

  Emerging Markets Portfolio
  International Equity Portfolio

LSA VARIABLE SERIES TRUST:

  Aggressive Growth Fund Balanced Fund Basic Value Fund Blue Chip Fund Capital Appreciation Fund Diversified Mid-Cap Fund Emerging Growth Equity Fund Equity Growth Fund* Capital Growth Fund Mid-Cap Value Fund Value Equity Fund

MFS VARIABLE INSURANCE TRUST:

  New Discovery Series - Service Class
  Utilities Series - Service Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS:

  Main Street Small Cap Fund/VA - Service Class

PIMCO ADVISERS VIT:

  OpCap Equity Portfolio
  PEA Science and Technology Portfolio
  OpCap Small Cap Portfolio

PIMCO VARIABLE INSURANCE TRUST:

  Foreign Bond Portfolio - Administrative Shares
  Money Market Portfolio - Administrative Shares
  StocksPLUS Growth and Income Portfolio - Administrative Shares
  Total Return Portfolio - Administrative Shares

PUTNAM VARIABLE TRUST:

  High Yield Fund - Class 1B

RYDEX VARIABLE TRUST:

  OTC Fund

SALOMON BROTHERS VARIABLE SERIES FUNDS INC:

  All Cap Fund

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:

  High Yield Portfolio, Class I
  Mid Cap Growth Portfolio, Class I
  U.S. Mid Cap Core Portfolio, Class I

VAN KAMPEN LIFE INVESTMENT TRUST:

  Growth and Income Portfolio, Class II

*Effective April 30, 2003, the Disciplined Equity Fund merged into the Focused Equity Fund. Effective May 1, 2003, the Focused Equity Fund changed its name to the Equity Growth Fund.


                                  1 PROSPECTUS

Some of the portfolios described in this Prospectus may not be available in your Contract. We may make available other investment options in the future.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Subaccounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upward or downward adjustment in withdrawal benefits, death benefits, settlement values, and transfers to the Subaccounts.

The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The maximum age of the oldest Contract Owner and Annuitant for purchasing the Contract with the Enhanced Death Benefit Rider is age 80.

Each time you pay a Premium, we will credit your Contract Value with a Credit Enhancement. In addition to this Contract, we also offer other annuity contracts that do not provide for Credit Enhancements. The expenses for this Contract may be higher than the expenses for an annuity contract that does not provide for Credit Enhancements. Over time, the amount of the Credit Enhancements may be more than offset by the higher expenses. You and your agent should decide if this Contract is right for you.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2003. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 44 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit Life Company ("Lincoln Benefit") will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http:// www.sec.gov).

The Date of this Prospectus is May 1, 2003.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.


                                  2 PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE


--------------------------------------------------------------------------------
DEFINITIONS                      5
--------------------------------------------------------------------------------
FEE TABLES                       6
--------------------------------------------------------------------------------
EXAMPLES                         7
--------------------------------------------------------------------------------
EXPLANATION OF FEE TABLES AND EXAMPLES 7
--------------------------------------------------------------------------------
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT 7
--------------------------------------------------------------------------------
FINANCIAL INFORMATION            12
--------------------------------------------------------------------------------
DESCRIPTION OF THE CONTRACTS     12
--------------------------------------------------------------------------------
  Summary                        12
--------------------------------------------------------------------------------
  Contract Owner                  12
--------------------------------------------------------------------------------
  Annuitant                      13
--------------------------------------------------------------------------------
  Modification of the Contract    13
--------------------------------------------------------------------------------
  Assignment                     13
--------------------------------------------------------------------------------
  Free Look Period                13
--------------------------------------------------------------------------------
PURCHASES AND CONTRACT VALUE      13
--------------------------------------------------------------------------------
  Minimum Purchase Payment        13
--------------------------------------------------------------------------------
  Automatic Payment Plan          13
--------------------------------------------------------------------------------
  Credit Enhancement              13
--------------------------------------------------------------------------------
  Allocation of Purchase Payments 14
--------------------------------------------------------------------------------
  Contract Value                  14
--------------------------------------------------------------------------------
  Separate Account Accumulation Unit Value 14
--------------------------------------------------------------------------------
  Transfer During Accumulation Period 15
--------------------------------------------------------------------------------
  Transfers Authorized by Telephone 15
--------------------------------------------------------------------------------
  Excessive Trading Limits        15
--------------------------------------------------------------------------------
  Automatic Dollar Cost Averaging Program 15
--------------------------------------------------------------------------------
  Portfolio Rebalancing           16
--------------------------------------------------------------------------------
THE INVESTMENT AND FIXED ACCOUNT OPTIONS 16
--------------------------------------------------------------------------------
  Separate Account Investments    16
--------------------------------------------------------------------------------
  The Portfolios                  16
--------------------------------------------------------------------------------
  Voting Rights                   20
--------------------------------------------------------------------------------
  Additions, Deletions, and Substitutions of Securities 20
--------------------------------------------------------------------------------
  The Fixed Account               21
--------------------------------------------------------------------------------
     General                     21
--------------------------------------------------------------------------------
     Guaranteed Maturity Fixed Account Option 21
--------------------------------------------------------------------------------
     Market Value Adjustment      22
--------------------------------------------------------------------------------
     Dollar Cost Averaging Fixed Account Option 23
--------------------------------------------------------------------------------
ANNUITY BENEFITS                  23
--------------------------------------------------------------------------------
  Annuity Date                    23
--------------------------------------------------------------------------------
  Annuity Options                 23
--------------------------------------------------------------------------------
  Other Options                   24
--------------------------------------------------------------------------------
  Annuity Payments: General       24
--------------------------------------------------------------------------------
  Variable Annuity Payments       25
--------------------------------------------------------------------------------
  Fixed Annuity Payments          25
--------------------------------------------------------------------------------
  Transfers During Annuity Period 25
--------------------------------------------------------------------------------
  Death Benefit During Annuity Period 25

--------------------------------------------------------------------------------

                                 PAGE


--------------------------------------------------------------------------------
  Certain Employee Benefit Plans  25
--------------------------------------------------------------------------------
OTHER CONTRACT BENEFITS           26
--------------------------------------------------------------------------------
  Death Benefit                   26
--------------------------------------------------------------------------------
  Enhanced Death Benefit Rider    27
--------------------------------------------------------------------------------
  Beneficiary                    28
--------------------------------------------------------------------------------
  Contract Loans for 401(a), 401(k), and 403(b) Contracts 29
--------------------------------------------------------------------------------
  Withdrawals (Redemptions)       30
--------------------------------------------------------------------------------
  Systematic Withdrawal Program   31
--------------------------------------------------------------------------------
  ERISA Plans                     31
--------------------------------------------------------------------------------
  Minimum Contract Value          31
--------------------------------------------------------------------------------
CONTRACT CHARGES                  31
--------------------------------------------------------------------------------
  Mortality and Expense Risk Charge 31
--------------------------------------------------------------------------------
  Administrative Charges          31
--------------------------------------------------------------------------------
     Contract Maintenance Charge  31
--------------------------------------------------------------------------------
     Administrative Expense Charge 32
--------------------------------------------------------------------------------
     Transfer Fee                 32
--------------------------------------------------------------------------------
  Sales Charges                   32
--------------------------------------------------------------------------------
     Withdrawal Charge            32
--------------------------------------------------------------------------------
     Free Withdrawal              33
--------------------------------------------------------------------------------
  Waiver Benefits                 33

--------------------------------------------------------------------------------
     General                     33
--------------------------------------------------------------------------------
     Confinement Waiver Benefit  33
--------------------------------------------------------------------------------
     Terminal Illness Waiver Benefit 33
--------------------------------------------------------------------------------
     Waiver of Withdrawal Charge for Certain Qualified Plan Withdrawals 33
--------------------------------------------------------------------------------
     Premium Taxes               33
--------------------------------------------------------------------------------
     Deduction for Separate Account Income Taxes 34
--------------------------------------------------------------------------------
     Other Expenses              34
--------------------------------------------------------------------------------
TAXES                            35
--------------------------------------------------------------------------------
  Taxation of Lincoln Benefit Life Company 35
--------------------------------------------------------------------------------
  Taxation of Annuities in General 35
--------------------------------------------------------------------------------
  Tax Qualified Contracts        37
--------------------------------------------------------------------------------
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT 41
--------------------------------------------------------------------------------
  Lincoln Benefit Life Company   41
--------------------------------------------------------------------------------
  Separate Account               41
--------------------------------------------------------------------------------
  State Regulation of Lincoln Benefit 41
--------------------------------------------------------------------------------
ADMINISTRATION                   42
--------------------------------------------------------------------------------
MARKET TIMING AND ASSET ALLOCATION SERVICES 42
--------------------------------------------------------------------------------
DISTRIBUTION OF CONTRACTS        42
--------------------------------------------------------------------------------
LEGAL PROCEEDINGS                42
--------------------------------------------------------------------------------
LEGAL MATTERS                    42
--------------------------------------------------------------------------------
ANNUAL REPORTS AND OTHER DOCUMENTS 43
--------------------------------------------------------------------------------
REGISTRATION STATEMENT           43
--------------------------------------------------------------------------------


                                  3 PROSPECTUS

                                 PAGE

--------------------------------------------------------------------------------
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION 44
--------------------------------------------------------------------------------
APPENDIX A ACCUMULATION UNIT VALUES 45
--------------------------------------------------------------------------------
APPENDIX B PORTFOLIOS AND PERFORMANCE DATA 51
--------------------------------------------------------------------------------
APPENDIX C ILLUSTRATION OF A MARKET VALUE ADJUSTMENT 52
--------------------------------------------------------------------------------










THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                  4 PROSPECTUS

DEFINITIONS
--------------------------------------------------------------------------------

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which Contract Value builds up under your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The natural person on whose life the annuity benefits under a Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person designated to receive the death benefit.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If your Contract is issued as part of a retirement plan, your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Subaccount, or each anniversary of that date.

CREDIT ENHANCEMENT - An amount we add to your Contract Value when a Purchase Payment is received. Each Credit Enhancement will be counted as earnings under your Contract.

FIXED ACCOUNT - The portion of the Contract Value allocated to our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying mutual funds in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to us as premium for the Contract by you or on your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.


                                  5 PROSPECTUS

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

WITHDRAWAL CHARGE - The contingent deferred sales charge that may be required upon some withdrawals.


FEE TABLES
--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning and surrendering the Contract. The first table decribes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State premium taxes may also be deducted.

Contingent Deferred Sales Charge Withdrawal Charge (as a percentage of Purchase Payments)

            CONTRIBUTION YEAR                APPLICABLE CHARGE
                    1                               8%
                   2-3                              7%
                   4-5                              6%
                    6                               5%
                    7                               4%
                    8                               3%
                   9 +                              0%


Transfer Fee (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the Transfer Fee) - $10.00

The next table describes the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge (waived if total Purchase Payments are
 greater than $50,000)                                                                $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
     BASE CONTRACT (WITHOUT OPTIONAL RIDERS)
       Mortality and Expense Risk Charge                                                1.30%
       Administrative Expense Charge                                                    0.10%
                                                                                      ------
       Total Separate Account Annual Expenses                                           1.40%
     BASE CONTRACT (WITH ENHANCED DEATH BENEFIT RIDER)
       Mortality and Expense Risk Charge                                                1.50%
       Administrative Expense Charge                                                    0.10%
                                                                                      ------
       Total Separate Account Annual Expenses                                           1.60%


The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                                               Minimum                       Maximum
-----------------------------------------------------------------------------------------------
Total Portfolio Annual Operating
Expenses/(1)/ (expenses that are
 deducted from Portfolio assets,
which may include management fees,
 distribution and/or service                     0.50%                         7.61%
 (12b-1) fees and other expenses)
-----------------------------------------------------------------------------------------------




                                  6 PROSPECTUS

(1)Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2002.


EXAMPLE 1
This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The example shows the dollar amount of expense that you would bear directly or indirectly if you:

.. invested $10,000 in the Contract for the time periods indicated,

.. earned a 5% annual return on your investment,

.. surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period, and

.. elected the Enhanced Death Benefit Rider (with total Separate Account expenses of 1.60%)



The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                     1  Year    3 Years     5 Years        10 Years
--------------------------------------------------------------------------------------
Costs Based on Maximum Annual      $1,611      $  3,421   $5,059         $8,288
Portfolio Expenses
--------------------------------------------------------------------------------------
Costs Based on Minimum Annual      $  854      $  1,303   $1,763         $2,861
Portfolio Expenses
--------------------------------------------------------------------------------------





EXAMPLE 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                              1  Year    3 Years     5 Years        10 Years
-------------------------------------------------------------------------------
Costs Based on Maximum      $1,016      $  2,911   $4,634         $8,288
Annual Portfolio Expenses
-------------------------------------------------------------------------------
Costs Based on Minimum      $  259      $    793   $1,352         $2,861
Annual Portfolio Expenses
-------------------------------------------------------------------------------




EXPLANATION OF EXPENSE EXAMPLES

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. EXAMPLES 1 AND 2 ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT RIDER (TOTAL SEPARATE ACCOUNT EXPENSES OF 1.60%). IF THIS RIDER WAS NOT ELECTED, THE EXPENSE FIGURES SHOWN WOULD BE SLIGHTLY LOWER.

THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE AND AN ANNUAL CONTRACT ADMINISTRATIVE CHARGE OF $35.


QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT
--------------------------------------------------------------------------------

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1. WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax--


                                  7 PROSPECTUS
deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate Account or allocated to the Fixed Account, as you instruct us. If we offer additional Subaccounts in the future, we may limit your right to allocate your Contract Value to up to twenty-three options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of a mutual fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

.. a life annuity with payments guaranteed for five to twenty years;

.. a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

.. fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's 90/TH/ birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $10,000 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $500, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $100 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application.

4. WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the following Portfolios:

                        FUND                                     PORTFOLIO(S)
----------------------------------------------------------------------------------------
The Alger American Fund                               Growth Portfolio - Class S
----------------------------------------------------------------------------------------
Fidelity Variable Insurance Products Fund             Growth Portfolio - Service Class 2
----------------------------------------------------------------------------------------
                                                      Investment Grade Bond Portfolio -
                                                       Service Class 2
----------------------------------------------------------------------------------------
                                                      Overseas Portfolio - Service Class
                                                       2
----------------------------------------------------------------------------------------
Goldman Sachs Variable Insurance Trust                CORE Small Cap Equity
----------------------------------------------------------------------------------------
                                                      International Equity Fund
----------------------------------------------------------------------------------------
J.P. Morgan Series Trust II Small Company Portfolio
----------------------------------------------------------------------------------------
Janus Aspen Series                                    International Value Portfolio:
                                                       Service Shares
----------------------------------------------------------------------------------------
                                                      Worldwide Growth Portfolio:
                                                       Service Shares
----------------------------------------------------------------------------------------
Lazard Retirement Series, Inc.                        Emerging Markets Portfolio
----------------------------------------------------------------------------------------
                                                      International Equity Portfolio
----------------------------------------------------------------------------------------
LSA Variable Series Trust                             Aggressive Growth Fund
----------------------------------------------------------------------------------------
                                                      Balanced Fund
----------------------------------------------------------------------------------------
                                                      Basic Value Fund
----------------------------------------------------------------------------------------
                                                      Blue Chip Fund
----------------------------------------------------------------------------------------
                                                      Capital Appreciation Fund
----------------------------------------------------------------------------------------
                                                      Diversified Mid-Cap Fund
----------------------------------------------------------------------------------------
                                                      Emerging Growth Equity Fund
----------------------------------------------------------------------------------------
                                                      Equity Growth Fund*
----------------------------------------------------------------------------------------
                                                      Capital Growth Fund
----------------------------------------------------------------------------------------
                                                      Mid-Cap Value Fund
----------------------------------------------------------------------------------------
                                                      Value Equity Fund
----------------------------------------------------------------------------------------
MFS                                                   New Discovery Series - Service
                                                       Class
----------------------------------------------------------------------------------------
                                                      Utilities Series - Service Class
----------------------------------------------------------------------------------------
OCC Accumulation Trust                                Equity Portfolio
----------------------------------------------------------------------------------------
                                                      Science and Technology Portfolio

----------------------------------------------------------------------------------------
                                                      Small Cap Portfolio
----------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds                    Main Street Small Cap Fund/ VA -
                                                       Service Class
----------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                        Foreign Bond Portfolio
----------------------------------------------------------------------------------------
                                                      Money Market Portfolio
----------------------------------------------------------------------------------------
                                                      StocksPLUS Growth and Income
                                                       Portfolio
----------------------------------------------------------------------------------------
                                                      Total Return Portfolio
----------------------------------------------------------------------------------------
Putnam Variable Trust                                 High Yield Fund - Class 1B
----------------------------------------------------------------------------------------
RYDEX Variable Trust                                  OTC Fund
----------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc            All Cap Fund
----------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.               High Yield Portfolio - Class I
----------------------------------------------------------------------------------------
                                                      Mid Cap Growth Portfolio - Class I

----------------------------------------------------------------------------------------
                                                      U.S. MidCap Core Portfolio
                                                       - Class I
----------------------------------------------------------------------------------------
Van Kampen Life Investment Trust                      Growth and Income Portfolio -Class
                                                       II
----------------------------------------------------------------------------------------




                                  8 PROSPECTUS

*Effective April 30, 2003, the Disciplined Equity Fund merged into the Focused Equity Fund. Effective May 1, 2003, the Focused Equity Fund changed its name to the Equity Growth Fund.

Some of the Portfolios described in this Prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the accompanying prospectuses for the Portfolios.

5. WHAT IS THE FIXED ACCOUNT OPTION?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Subaccount(s) and the Fixed Account(s). Loan payments may not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guaranteed Maturity Fixed Account Options is $500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Guaranteed Maturity Fixed Account, to reflect changes in interest


                                  9 PROSPECTUS
rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or

2) it is necessary to meet IRS minimum withdrawal requirements.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2) how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. WHAT ARE MY EXPENSES UNDER THE CONTRACT?

Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, if allowed in your state, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.30% of average daily net assets and an administrative expense charge at an annual rate of.10% of average daily net assets. If you select our optional enhanced death benefit rider, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

Transfer Fee. Although we currently are not charging a transfer fee, depending on your state, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month, or for each transfer in excess of twelve within a calendar year. The Contract also permits us to impose a minimum size on transfer amounts although the minimum size may be limited to $25 in some states.

Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for eight complete years from the date of the Payment (each a "Contribution Year") as follows:

                 Contribution                      Applicable
                                   Year Charge
                 ------------                      ----------
                      1                                8%
                     2-3                               7%
                     4-5                               6%
                      6                                5%
                      7                                4%
                      8                                3%
                      9+                               0%


In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in first-out basis.

Each year, free of Withdrawal Charge or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

  (a) the greater of:

     . earnings not previously withdrawn; or

     . 15% of your total Purchase Payments made in the most recent eight years; plus

  (b) an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you: (1) require long-term medical or custodial care outside the home; or (2) are diagnosed with a terminal


                                  10 PROSPECTUS
illness. These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 3, we may increase or decrease certain withdrawals by a Market Value Adjustment.

Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax advisor for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Generally, for tax purposes, earnings are deemed withdrawn first from Annuity Contracts.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a natural person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the Death Benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced proportionately for any prior partial withdrawals;

2) your Contract Value;

3) the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary evenly divisible by eight, increased by the total Purchase Payments since that anniversary and reduced proportionately by any partial withdrawals since that anniversary.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. WHAT ELSE SHOULD I KNOW?

Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

Credit Enhancements. We will credit your Contract Value with a Credit Enhancement of 4% of each Purchase Payment before we allocate that Purchase Payment among the Subaccounts or to the Fixed Account. The Credit Enhancements will be allocated in the same proportions as the corresponding Purchase Payment. As described in "Free Look Period" on page 13, if you cancel your Contract during the free look period we may deduct any Credit Enhancement from the amount paid you.

Transfers. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. If we offer additional Subaccounts in the future, we may limit your


                                  11 PROSPECTUS
right to allocate your Contract Value to no more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing program, you can maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or from the Subaccounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

Free-Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates. In most states, we will pay you an amount equal to the Contract Value minus the Credit Enhancement. The Owner will also bear any expenses charged with respect to the Credit Enhancement amount incurred prior to the return of the Contract such as any mortality and expense charge. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Tax Code, we will refund the greater of any purchase payments or the Contract Value.

11. WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 82532, Lincoln, Nebraska 68501-2532, or call us at (800) 865-5237.


FINANCIAL INFORMATION
--------------------------------------------------------------------------------

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Annual Contract Maintenance Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each subaccounts finances and performance, you should review the Separate Account's financial statements, which are in the Separate Account's Annual Report dated as of December 31, 2002, contained in the Statement of Additional Information. The Statement of Additional Information also includes a brief explanation of how performance of the Subaccounts is calculated.


DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect Credit Enhancements and interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.


CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. If your Contract was issued under a Qualified Plan, however, the Plan may limit or modify your rights and privileges under the Contract and may limit your right to choose someone else to receive benefits. The maximum age of the oldest Contract Owner and Annuitant is age 85 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-natural person and a natural person. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax


                                  12 PROSPECTUS
advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Owner will be considered a non-living person for purposes of this section and the Death Benefit section.


ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-Qualified contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.


MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-Qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates. In most states, we will pay you an amount equal to the Contract Value minus the Credit Enhancement. The Contract Value at that time may be more or less than your Purchase Payments. The Owner will also bear any expense charged with respect to the Credit Enhancement amount incurred prior to the return of the Contract, such as any Mortality and Expense Charge.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Subaccounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the PIMCO Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.


PURCHASES AND CONTRACT VALUE
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $10,000. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $500 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $100 per month. However, each Purchase Payment made to the Dollar Cost Averaging Fixed Account must be at least $1200. If we receive Purchase Payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1200, such amounts will be allocated to the PIMCO Money Market Portfolio. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.


AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $100 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.


CREDIT ENHANCEMENT. We will add a Credit Enhancement to your Contract Value when each Purchase Payment is received. The Credit Enhancement is payable from our general account. The amount of a Credit Enhancement is 4% of each Purchase Payment. The Credit Enhancement will be allocated among the Subaccounts and Fixed Account in the same proportion that the applicable Purchase Payment is allocated. The amount returned if the Contract Owner exercises his or


                                  13 PROSPECTUS
her right to return the Contract during your Free Look period will be reduced by any Credit Enhancements applied.

The expense charges for this Contract may be higher than the expense charges for annuity contracts that do not offer Credit Enhancements. We expect to recoup the cost of paying Credit Enhancements through collections of the Withdrawal Charges on the Contract (which are contingent), as well as our legitimate profits on this and other contracts we offer. In some circumstances - for example, if you surrender your Contract while the Withdrawal Charge still applies to a substantial proportion of your Premiums - your net proceeds may be lower than if you had purchased one of our other annuity contracts that does not offer Credit Enhancements. Likewise, over time the amount of the Credit Enhancements may be offset by higher expenses.

Credit Enhancements are treated as "earnings" for purposes of determining Withdrawal Charges and free withdrawal amounts on surrenders and partial withdrawals. Similarly, Credit Enhancements are not treated as an "investment in the contract" for tax purposes.


ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

If we offer additional Subaccounts in the future, we may limit your right to allocate your Purchase Payments to up to twenty-three options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the PIMCO Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.


CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Subaccounts you have selected, plus the value of your investment in the Fixed Account.


SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced death benefit rider. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that


                                  14 PROSPECTUS
determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.


TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-three options under the Contract at one time.

As a general rule, we only make transfers on days when we and the NYSE are open for business. If we receive your request on one of those days, we will make the transfer that day. If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 22.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.


TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day on which we and the NYSE are open for business, at that day's price.

We may charge you the transfer fee or impose a minimum transfer amount as described on page 32, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the telephone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Separate Subaccounts in any Contract year, or to refuse any Separate Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


EXCESSIVE TRADING LIMITS. If allowed in your state, we reserve the right to limit transfers in any Contract Year, or to refuse any transfer request for a Contract owner or certain Contract owners, if:

.. we believe, in our sole discretion, that certain trading practices, such as excessive trading or market timing, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any subaccount or the share prices of the corresponding Portfolios or would be to the disadvantage of other Contract owners; or

.. we are informed by one or more of the corresponding Portfolios that they intend to restrict the purchase or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract owners.


AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Variable Subaccount of your choosing. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated


                                  15 PROSPECTUS
interest to the Money Market Subaccount in equal monthly installments.Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of dollar cost averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as Dollar Cost Averaging, periodic transfers from a subaccount with more volatile performance experience is unlikely to produce the desired effects of Dollar Cost Averaging as would transfers from a less volatile subaccount.


PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. For example, you could specify that 30% of your Contract Value should be in the LSA Focused Equity, 40% in the LSA Balanced and 30% in LSA Disciplined Equity. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. We will automatically terminate this option if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume the Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur one period after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.


THE INVESTMENT AND FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------


SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy. Appendix B contains a description of how advertised performance data for the Subaccounts are computed.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses


                                  16 PROSPECTUS
before allocating amounts to the Subaccounts of the Separate Account.

PORTFOLIO               PORTFOLIO OBJECTIVE            INVESTMENT ADVISER
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Growth Portfolio -                                     ALGER
 Class S
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Growth Portfolio -
 Service Class 2
-------------------------------------------------------FIDELITY MANAGEMENT &
Investment Grade Bond   As high a level of current     RESEARCH COMPANY
 Portfolio - Service    income as is consistent with
Class 2                 the preservation of capital.
-------------------------------------------------------
Overseas Portfolio -    Long-term growth of capital
 Service Class 2
-------------------------------------------------------------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
CORE/SM/ Small Cap     Long-term growth of capital    GOLDMAN SACHS ASSET
Equity Fund                                              MANAGEMENT, L.P.
-------------------------------------------------------------------------------
International Equity    Long-term capital              GOLDMAN SACHS ASSET
 Fund                   appreciation                   MANAGEMENT INTERNATIONAL
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
International Value     Long-term growth of capital
 Portfolio: Service
 Shares (formerly                                      JANUS CAPITAL MANAGEMENT
 Global Value                                          LLC
 Portfolio)
-------------------------------------------------------
Worldwide Growth        Long-term growth of capital
 Portfolio: Service     in a manner consistent with
 Shares                 the preservation of capital.
-------------------------------------------------------------------------------
J.P. MORGAN SERIES TRUST II
-------------------------------------------------------------------------------
Small Company           High total return from a       J.P. MORGAN INVESTMENT
 Portfolio              portfolio of small company     MANAGEMENT, INC.
                        stocks.
-------------------------------------------------------------------------------
LAZARD RETIREMENT SERIES INC.
-------------------------------------------------------------------------------
Emerging Markets        Long-term capital              LAZARD ASSET MANAGEMENT
 Portfolio              appreciation                   LLC
-------------------------------------------------------------------------------
International Equity    Long-term capital
 Portfolio              appreciation
-------------------------------------------------------------------------------
LSA VARIABLE SERIES TRUST
-------------------------------------------------------------------------------
Aggressive Growth Fund  Long-term growth of capital
 (1)                     by investing primarily in
                           equity securities of small
                         and mid-sized growth
                         companies.
-------------------------------------------------------
Balanced                 Fund (2) Seeks growth of capital,
                         with investment
                         income as a secondary objective,
                         by investing in a mix
                         of equity and debt securities.
-------------------------------------------------------
Basic Value Fund (3)    Seeks long-term growth of
                         capital by investing
                         primarily in common stocks
                         which the Adviser believes
                         to be undervalued in
                         relation to long-term
                         earnings power or other
                         factors.
-------------------------------------------------------
Blue Chip Fund (3)       Seeks long-term growth of
                         capital, with current income
                         as a secondary objective, by
                         investing primarily in equity
                         securities of blue chip companies.
-------------------------------------------------------
Capital Appreciation    Seeks long-term growth of
 Fund (4)                capital by investing          LSA ASSET MANAGEMENT LLC
                         primarily in equity
                         securities listed on
                         national exchanges or on
                         NASDAQ(R).
-------------------------------------------------------
Diversified Mid-Cap     Seeks long-term growth of
 Fund (5)                capital by investing in
                          securities of companies with
                         medium market
                         capitalizations.
-------------------------------------------------------
Emerging Growth Equity  Seeks capital appreciation by
 Fund (6)                investing primarily in
                         rapidly growing emerging
                         companies.
-------------------------------------------------------
Equity Growth Fund*     Seeks long-term capital
 (7) (formerly Focused   appreciation by investing
 Equity)                 primarily in growth oriented
                           equity securities of large
                            capitalization companies.
-------------------------------------------------------
Capital Growth Fund     Seeks long-term growth of
 (formerly Growth        capital by investing in a
 Equity Fund) (8)        diversified portfolio of
                         equity securities.
-------------------------------------------------------
Mid Cap Value Fund (1)    Seeks long-term growth of capital by
                         investing primarily in equity
                         securities of companies with
                         medium market
                         capitalizations.
-------------------------------------------------------
Value Equity Fund (9)    Seeks long-term growth of
                         capital, with current income
                         as a secondary objective, by
                         investing primarily in common
                         stocks of established U.S.
                         companies.
-------------------------------------------------------------------------------
MFS
-------------------------------------------------------------------------------
New Discovery Series -  Capital appreciation           MFS INVESTMENT
 Service Class                                         MANAGEMENT(R)
-------------------------------------------------------
Utilities Series -      Capital growth and current
 Service Class          income
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Main Street Small Cap   Capital appreciation           OPPENHEIMER FUNDS, INC.
 Fund/VA - Service
 Class
-------------------------------------------------------------------------------
PIMCO ADVISERS VIT
-------------------------------------------------------------------------------
OpCap Equity Portfolio  Long-term capital
                        appreciation
-------------------------------------------------------OPCAP ADVISORS LLC
PEA Science and         Capital appreciation
 Technology Portfolio
 (10)
-------------------------------------------------------
OpCap Small Cap         Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
Foreign Bond Portfolio  To maximize total return,
                        consistent with
                        preservation of capital and
                        prudent investment
                        management.
-------------------------------------------------------
Money Market Portfolio  To obtain maximum current
                        income consistent with         PACIFIC INVESTMENT
                        preservation of capital and    MANAGEMENT COMPANY
                        daily liquidity.
-------------------------------------------------------
StocksPLUS Growth and   A total return which exceeds
 Income Portfolio       the total return performance
                        of the S&P 500.
-------------------------------------------------------
Total Return Portfolio  To maximize total return,
                        consistent with preservation
                        of capital and prudent
                        investment management.
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
High Yield Fund -       High current income. Capital
 Class IB               growth is a secondary goal
                        when consistent with
                        achieving high current
                        income. The fund seeks its       PUTNAM INVESTMENT
                        goal by investing at least        MANAGEMENT, INC.
                        80% in U.S. corporate bonds
                        rated below investment grade
                        (junkbonds) and that have
                        intermediate to long-term
                        maturities (three years or
                        longer.)
-------------------------------------------------------------------------------
RYDEX VARIABLE TRUST
-------------------------------------------------------------------------------
OTC Fund                Investment results that
                        correspond to a benchmark for
                        over-the-counter securities.   RYDEX GLOBAL ADVISERS
                        The Portfolio's current
                        benchmark is the NASDAQ 100
                        Index.
-------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC
-------------------------------------------------------------------------------
All Cap Fund (formerly  Capital appreciation through
 Capital Fund)           investment in securities      SALOMON BROTHERS ASSET
                         that the investment manager   MANAGEMENT INC
                         believes have above-average
                         capital appreciation
                         potential.
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
High                    Yield Portfolio Above-average
                        total return over a market
                        cycle of three to five years
                        by investing primarily in
                        high yield securities.
-------------------------------------------------------
Mid Cap Growth          Long-term capital growth by    VAN KAMPEN**
 Portfolio              investing primarily in common
                        stocks and other equity
                        securities.
-------------------------------------------------------
U.S. Mid Cap Core       Above-average total return
Portfolio (formerly     over a market
Mid Cap Value           cycle of three to five years by
  Portfolio)            investing in common stocks
                        and other  equity
                        securities.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Growth and Income       Long-term growth of capital     VAN KAMPEN ASSET
Portfolio, Class II     and income                       MANAGEMENT INC.
-------------------------------------------------------------------------------




                                  17 PROSPECTUS

*Effective April 30, 2003, the Disciplined Equity Fund merged into the Focused
   Equity Fund. Effective May 1, 2003, the Focused Equity Fund changed its name to the Equity Growth Fund.

**Morgan Stanley Investment Management Inc., the investment adviser to the Van
   Kampen UIF Portfolios, does business in certain instances as Van Kampen.

1. Sub-advised by Van Kampen Asset Management Inc.

2. Sub-advised by OpCap Advisors.

3. Sub-advised by A I M Capital Management, Inc.

4. Sub-advised by Janus Capital Corporation.

5. Sub-advised by Fidelity Management & Research Company.

6. Sub-advised by RS Investment Management, L.P.

7. Sub-advised by Van Kampen.

8. Sub-advised by Goldman Sachs Asset Management.

9. Sub-advised by Salomon Brothers Asset Management Inc

10. Sub-advised by PIMCO Equity Advisers LLC


                                  19 PROSPECTUS

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisors which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Some of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.


VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment advisor of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.


ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or mutual fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.


                                  20 PROSPECTUS

We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

  (a) to operate the Separate Account in any form permitted by law;

  (b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

  (c) to transfer assets from one Subaccount to another, or from any subaccount to our general account;

  (d) to add, combine, or remove Subaccounts in the Separate Account; and

  (e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.


THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan Payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.


GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE
Purchase Payment                     $10,000
Guarantee Period                           5years
Effective Annual Rate                   4.50%
Credit Enhancement                   $   400




                                  21 PROSPECTUS

                                            END OF CONTACT YEAR
                          YEAR 1      YEAR 2       YEAR 3      YEAR 4       YEAR 5
                        ----------  -----------  ----------  ----------  ------------
Beginning Contract
 Value                  $10,400.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $10,868.00
Contract Value at end
 of Contract Year                   $$10,868.00
 x (1 + Effective
 Annual Rate)                           x 1.045
                                    -----------
                                   $ 11,357.06
Contract Value at end
 of Contract Year                                $11,357.06
 x (1 + Effective
 Annual Rate)                                       x 1.045
                                                 ----------
                                                 $11,868.13
Contract Value at end
 of Contract Year                                            $11,868.13
 x (1 + Effective
 Annual Rate)                                                   x 1.045
                                                             ----------
                                                                      $12,402.19
Contract Value at end
 of Contract Year                                                         $12,402.19
 x (1 + Effective
 Annual Rate)                                                                x 1.045
                                                                          ----------
                                                                          $12,960.29


TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,560.29 ($12,960.29 -
$10,400)

NOTE: This example assumes no withdrawals during the entire five-year Guarantee Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative
-----------------------
purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.


MARKET VALUE ADJUSTMENT. If permitted by your state, we may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.


                                  22 PROSPECTUS

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 33;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction; or

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract.

The formula for calculating Market Value Adjustments is set forth in Appendix C to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. If permitted by your state, you may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 15 of this prospectus.


ANNUITY BENEFITS
--------------------------------------------------------------------------------


ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the Annuitant's 90/TH/ birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

.. the year of your separation from service; or

.. April 1 of the calendar year following the calendar year in which you attain age 70 1/2 .

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.


ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for


                                  23 PROSPECTUS
your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

.. Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

.. Option B with 10 years (120 months) guaranteed, if you have designated joint
  Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date. Three Annuity Options are generally available under the Contract. Each is available in the form of:

.. a Fixed Annuity;

.. a Variable Annuity; or

.. a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as either the Annuitant or the Joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment, subject to a Withdrawal Charge. We will charge a Withdrawal Charge on any portion of your lump sum payment attributable to Purchase Payments made within the prior eight years. The amount of the Withdrawal Charge will be determined as described in "Withdrawal Charge" on page 32 below. If you elected Variable Annuity payments, the lump sum payment after Withdrawal Charge will depend on:

.. the investment results of the Subaccounts you have selected,

.. the Contract Value at the time you elected annuitization, and

.. the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 32 above, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.


OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.


ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" on page 25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.


                                  24 PROSPECTUS

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING PAYMENT TO THE PAYEE FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM GUARANTEE PERIOD FOR A PREDETERMINED NUMBER OF YEARS.


VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by: (1) actual mortality experience; and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because: (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.


FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit interest at a rate at least as high as state law requires.


TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.


DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the Annuity Date, the Successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.


CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection


                                  25 PROSPECTUS
with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


OTHER CONTRACT BENEFITS
--------------------------------------------------------------------------------


DEATH BENEFIT: GENERAL.  We will pay a distribution on death, if:

1) the Contract is in force;

2) annuity payments have not begun; and

3) either:

  (a) any Owner dies; or

  (b) the Annuitant dies and the Owner is a non-living person.


DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple beneficiaries, we will value the Death Benefit at the time the first beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

.. a certified original copy of the Death Certificate;

.. a certified copy of a court decree as to the finding of death; or

.. a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.


DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit as described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.


DEATH BENEFIT AMOUNT. The standard Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2) the Contract Value on the date as of which we calculate the Death Benefit;

3) the Surrender Value;

4) the Contract Value on the eighth Contract Anniversary and each subsequent Contract Anniversary evenly divisible by eight, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described in Enhanced Death Benefit Rider on page 27, you may add an optional rider that in some circumstances may increase the Death Benefit under your Contract.

DEATH BENEFIT PAYMENTS.

1. If your spouse is the sole beneficiary:

a. Your spouse may elect to receive the Death Proceeds in a lump sum; or

b. Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

i. over the life of your spouse; or

ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

c. If your spouse chooses to continue the Contract or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply:

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:


                                  26 PROSPECTUS

i. transfer all or a portion of the excess among the Subaccounts;

ii. transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2. If the Beneficiary is not your spouse but is a living person:

a. The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b. The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

i. over the life of the Beneficiary; or

ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

iii. over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

c. If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 15 and Transfer Fee on page 32 during this 5 year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the Beneficiary is a corporation or other type of non-living person:

a. The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

b. If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfers During the Accumulation Period on page 15 and Transfer Fee on page 32 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.


ENHANCED DEATH BENEFIT RIDER: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. In certain states, this benefit may be offered as a benefit of the base contract, rather than as a separate rider. In those states, the expense charge will remain the same for the benefit. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. If you select this rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced


                                  27 PROSPECTUS

Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. We may discontinue offering the Rider at any time.

ENHANCED DEATH BENEFIT A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

.. When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

.. When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

.. On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the highest Contract Value on all Contract Anniversaries prior to the date we calculate the Death Benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85/TH/ birthday or, if the Contract Owner is not a living individual, the Annuitant's 85/TH/ birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

ENHANCED DEATH BENEFIT B. Enhanced Death Benefit B is equal to:

  (a) your total Purchase Payments,

  (b) reduced by any withdrawal adjustments and

  (c) accumulated daily at an effective annual rate of 5% per year, until the earlier of:

1) the date we determine the death benefit;

2) the first day of the month following the oldest Contract owner's 85/TH /birthday; or

3) if the Contract Owner is a company or other legal entity, the first day of the month following the Annuitant's 85/TH/ birthday. Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount;

  (b) = the Contract Value immediately before the withdrawal; and

  (c) = the most recently calculated Enhanced Death Benefit A or B, as appropriate.


BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiary(ies) are deceased at the time a Contract Owner or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary, prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse if he or she is still alive; or, if he or she is no longer alive,

.. your surviving children equally; or if you have no surviving children,

.. your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, as defined above, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

You may specify that the Death Benefit be paid under a specific Income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum.


                                  28 PROSPECTUS

Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

Different rules may apply to Contracts issued in connection with Qualified
Plans.


CONTRACT LOANS FOR 401(A), AND 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code, or an Owner of a Contract purchased by a defined contribution plan qualified under Section 401(a) of the Tax Code (a "401 Plan") and issued under our prototype document. If the Contract is owned by a 401 Plan that is not issued under our prototype, you should contact the plan trustee to determine the availability of loans under the 401 Plan. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans and 401 plans is more than the lesser of (a) or (b) where:

  (a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

  (b) equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Subaccounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1) the Death Benefit;

2) surrender proceeds;

3) the amount available for partial withdrawal; and

4) the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the PIMCO Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the


                                  29 PROSPECTUS
defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount, incur the early withdrawal tax penalty, and be subject to mandatory 20% federal withholding. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.


WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 32. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 22.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 31. Your Contract will terminate if you withdraw all of your Contract Value.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on Page 39. Withdrawals also may be subject to a 10% penalty tax, as described on page 33.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 31. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1) when you attain age 59 1/2;

2) when you terminate your employment with the plan sponsor;

3) upon your death;

4) upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5) in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1) salary reduction contributions made after December 31, 1988;

2) income attributable to such contributions; and

3) income attributable to amounts held as of December 31, 1988.


                                  30 PROSPECTUS

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.


SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an advisor.


MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.


CONTRACT CHARGES
--------------------------------------------------------------------------------

We assess charges under the Contract in three ways:

1) as deductions from Contract Value for contract maintenance charges and for premium taxes, if applicable;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 6 and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.


MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.30% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2) to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 26.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.50% of average net asset value of each Subaccount. We charge a higher mortality and expense risk charge for the Rider to compensate us for the additional risk that we accept by providing the Rider. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with the Rider, in order to reflect the difference in the mortality and expense risk charges.


ADMINISTRATIVE CHARGES

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will


                                  31 PROSPECTUS
allocate this charge among the Subaccounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date, if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.


ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.


TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, depending on your state, either permits us to charge you up to $10 per transfer for each transfer effected between Subaccount(s) and/or the Fixed Account after the first transfer in each month, or for each transfer in excess of twelve within a calendar year. The Contract also permits us to impose a minimum size on transfer amounts although the minimum size may be limited to $25 in some states. We will notify you if we begin to charge this fee or impose a minimum size on transfer amounts. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.


SALES CHARGES

WITHDRAWAL CHARGE. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals. As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are:
(a) less than eight years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                                                 WITHDRAWAL
                                                   CHARGE
              CONTRIBUTION YEAR                  PERCENTAGE
First                                                8%
Second and Third                                     7%
Fourth and Fifth                                     6%
Sixth                                                5%
Seventh                                              4%
Eighth                                               3%
Ninth and later                                      0%


When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn; Credit Enhancements are treated as "earnings" for this purpose;

Second. "Old Purchase Payments" - Purchase Payments received by us more than eight years before the date of withdrawal that have not been previously withdrawn;

Third. Any additional amounts available as a "Free Withdrawal," as described below;

Fourth. "New Purchase Payments - Purchase Payments received by us less than eight years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

.. on annuitization;

.. the payment of a death benefit;

.. a free withdrawal amount, as described on page 33;

.. certain withdrawals for Contracts issued under 403(b) plans or 401 plans under our prototype as described on page 33;

.. withdrawals taken to satisfy IRS minimum distribution rules;

.. withdrawals that qualify for one of the waiver benefits described on page 33 below; and


                                  32 PROSPECTUS

.. withdrawals under Contracts issued to employees of Lincoln Benefit Life
  Company, Surety Life Insurance Company, and Allstate Financial Services, L.L.C. or to their spouses or minor children, if these individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 36. You should consult your own tax counsel or other tax advisors regarding any withdrawals.


FREE WITHDRAWAL. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

.. In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

.. Any Old Purchase Payments that have not been previously withdrawn.

Credit Enhancements are treated as earnings for purposes of determining the free withdrawal amount. However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a Market Value Adjustment. The tax treatment of withdrawals is summarized on page 36.


WAIVER BENEFITS

GENERAL. If approved in your state, we will offer the two waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.


CONFINEMENT WAIVER BENEFIT. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1) Any Contract owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.


TERMINAL ILLNESS WAIVER BENEFIT. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you or the Annuitant are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.


WAIVER OF WITHDRAWAL CHARGE FOR CERTAIN QUALIFIED PLAN WITHDRAWALS. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1) the Annuitant becomes disabled (as defined in Section 72(m)(7) of the Tax
  Code);

2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-865-5237.


PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon


                                  33 PROSPECTUS
full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.


OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract Value. For a summary of current estimates of those charges and expenses, see page 31. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisors or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisors or administrators.


                                  34 PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF LINCOLN BENEFIT LIFE
COMPANY
Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Tax Code (the "Code"). Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Separate Account are "adequately diversified" according to Treasury Department regulations, and

.. Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.


NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions To The Non-Natural Owner Rule section.
 In accordance with the Tax Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of


                                  35 PROSPECTUS
the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that Contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract Owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or


                                  36 PROSPECTUS

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.


TAX FREE EXCHANGES UNDER TAX CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
 ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number.


TAX QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;


                                  37 PROSPECTUS

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA or Qualified Plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA or Qualified Plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,


                                  38 PROSPECTUS

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (only applies for IRAs),

.. made for qualified higher education expenses (only applies for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.



SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.



INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:


.. required minimum distributions, or,


.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.


For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.


Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
 ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)


Tax Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant



                                  39 PROSPECTUS
must be the same as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:



1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and


4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:


  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:


.. attains age 59 1/2,


.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.
 Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "Keogh") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


                                  40 PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT
--------------------------------------------------------------------------------


LINCOLN BENEFIT LIFE COMPANY. Lincoln Benefit Life Company is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska, 68506-4142. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life" or "ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation ("Allstate").

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We intend to market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreements with Allstate Life, substantially all contract related transactions are transferred to Allstate Life. Through our reinsurance agreements with Allstate Life, substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. These assets represent our general account and are invested and managed by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our consolidated financial statements. The amounts reflected in our consolidated financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreements. While the reinsurance agreements provide us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with ALIC, the Company reinsures all reserve liabilities with ALIC except for variable contracts. The Company's variable contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, the transactions related to such variable contracts such as premiums, expenses and benefits are transferred to ALIC.

Lincoln Benefit is highly rated by independent agencies, including A.M. Best, Moody's, and Standard & Poor's. These ratings are based on our reinsurance agreement with Allstate Life, and reflect financial soundness and strong operating performance. The ratings are not intended to reflect the financial strength or investment experience of the Separate Account. We may from time to time advertise these ratings in our sales literature.


SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on 44.


STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. We also are examined periodically by the NAIC. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.


                                  41 PROSPECTUS

ADMINISTRATION
--------------------------------------------------------------------------------

We have primary responsibility for all administration of the Contracts and the Separate Account. Our mailing address is P.O. Box 82532, Lincoln, Nebraska 68501-2532.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


MARKET TIMING AND ASSET ALLOCATION SERVICES
--------------------------------------------------------------------------------

The Contract is intended for long-term investment. Frequent trading in response to short term fluctuations in the market can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. At our discretion, we may restrict, limit or refuse transfers which are considered by us to be to the disadvantage of Contract owners or may have a detrimental effect on a Portfolio. See Excessive Trading Limits on page 15 and Transfers Authorized by Telephone on page 15. Please note that fees and charges asessed for asset allocation services are separate and distinct from the Contract fees and charges set forth herein.


DISTRIBUTION OF CONTRACTS
--------------------------------------------------------------------------------

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 5.5% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments and other cash bonuses to broker-dealers who maintain certain sales volume levels. ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.


LEGAL PROCEEDINGS
--------------------------------------------------------------------------------

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit and its subsidiaries are engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.


LEGAL MATTERS
--------------------------------------------------------------------------------

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel, and Assistant Secretary of Lincoln Benefit. Legal matters relating to the federal securities laws in connection with the Contracts described in this prospectus are being passed upon by the law firm of Jorden Burt LLP, 1025 Thomas Jefferson St., East Lobby-Suite 400, Washington, D.C. 20007-0805.


                                  42 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statement in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 South 84th Street, Lincoln, Nebraska 68516 or 1-800-865-5237.


REGISTRATION STATEMENT
--------------------------------------------------------------------------------

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.


                                  43 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE

--------------------------------------------------------------------------------
THE CONTRACT
--------------------------------------------------------------------------------
  Annuity Payments
--------------------------------------------------------------------------------
  Initial Monthly Annuity Payment
--------------------------------------------------------------------------------
  Subsequent Monthly Payments
--------------------------------------------------------------------------------
  Transfers After Annuity Date
--------------------------------------------------------------------------------
  Annuity Unit Value
--------------------------------------------------------------------------------





                                 PAGE

--------------------------------------------------------------------------------
  Illustrative Example of Unit Value Calculation
--------------------------------------------------------------------------------
  Ilklustrative Example of Variable Annuity Payments
--------------------------------------------------------------------------------
SEPARATE ACCOUNT PERFORMANCE
--------------------------------------------------------------------------------
EXPERTS
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS
--------------------------------------------------------------------------------





















                                  44 PROSPECTUS

APPENDIX A
--------------------------------------------------------------------------------

                         ACCUMULATION UNIT VALUES /(1)/

                                  BASIC POLICY

                                       Year ending December 31,
FUND                                   1999      2000      2001        2002
-------------------------------------------------------------------------------
Fidelity Investment Grade Bond ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $   10.721
 Number of Units Outstanding at End        --        --        --      178,620
 of Year
-------------------------------------------------------------------------------
Fidelity Overseas ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.724
 Number of Units Outstanding at End        --        --        --        3,650
 of Year
-------------------------------------------------------------------------------
Goldman Sachs CORE International
Equity *
 Accumulation Unit Value Beginning    $ 10.00  $  12.29  $  10.52   $     8.07
 Accumulation Unit Value Ending       $ 12.29  $  10.52  $   8.07   $    6.495
 Number of Units Outstanding at End    22,152   159,917   114,948      254,616
 of Year
-------------------------------------------------------------------------------
Goldman Sachs CORE Small Cap Equity
*
 Accumulation Unit Value Beginning    $ 10.00  $  12.19  $  12.23   $    12.61
 Accumulation Unit Value Ending       $ 12.19  $  12.23  $  12.61   $   10.573
 Number of Units Outstanding at End    32,499    94,926   230,893      127,061
 of Year
-------------------------------------------------------------------------------
Janus International Value ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.755
 Number of Units Outstanding at End        --        --        --       10,251
 of Year
-------------------------------------------------------------------------------
Janus Worldwide Growth ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.806
 Number of Units Outstanding at End        --        --        --       13,094
 of Year
-------------------------------------------------------------------------------
J.P. Morgan Small Company *
 Accumulation Unit Value Beginning    $ 10.00  $  14.01  $  12.25   $    11.11
 Accumulation Unit Value Ending       $ 14.01  $  12.25  $  11.11   $    8.582
 Number of Units Outstanding at End    42,567   135,018   148,118      229,162
 of Year
-------------------------------------------------------------------------------
Lazard Emerging Markets *
 Accumulation Unit Value Beginning    $ 10.00  $  13.27  $   9.41   $     8.81
 Accumulation Unit Value Ending       $ 13.27  $   9.41  $   8.81   $    8.555
 Number of Units Outstanding at End    11,803    34,832    51,868       78,720
 of Year
-------------------------------------------------------------------------------
Lazard International Equity *
 Accumulation Unit Value Beginning    $ 10.00  $  11.25  $  10.02   $     7.50
 Accumulation Unit Value Ending       $ 11.25  $  10.02  $   7.50   $    6.607
 Number of Units Outstanding at End    27,207    79,805   118,331      162,113
 of Year
-------------------------------------------------------------------------------
LSA Aggressive Growth ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.299
 Number of Units Outstanding at End        --        --        --       10,154
 of Year
-------------------------------------------------------------------------------
LSA Balanced *
 Accumulation Unit Value Beginning    $ 10.00  $  10.40  $  11.17   $    11.26
 Accumulation Unit Value Ending       $ 10.40  $  11.17  $  11.26   $    9.073
 Number of Units Outstanding at End       386   124,389   266,745      514,929
 of Year
-------------------------------------------------------------------------------
LSA Basic Growth ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.638
 Number of Units Outstanding at End        --        --        --       63,427
 of Year
-------------------------------------------------------------------------------
LSA Blue Chip ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.975
 Number of Units Outstanding at End        --        --        --       24,337
 of Year
-------------------------------------------------------------------------------
LSA Capital Appreciation ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    8.163
 Number of Units Outstanding at End        --        --        --       14,015
 of Year
-------------------------------------------------------------------------------
LSA Diversified Mid Cap ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.783
 Number of Units Outstanding at End        --        --        --       26,268
 of Year
-------------------------------------------------------------------------------
LSA Emerging Growth Equity *
 Accumulation Unit Value Beginning    $ 10.00  $  17.48  $  12.04   $     9.75
 Accumulation Unit Value Ending       $ 17.48  $  12.04  $   9.75   $    5.589
 Number of Units Outstanding at End    16,191   131,445   150,128      161,610
 of Year
-------------------------------------------------------------------------------
LSA Equity Growth *
 Accumulation Unit Value Beginning    $ 10.00  $  12.49  $  10.86   $     9.05
 Accumulation Unit Value Ending       $ 12.49  $  10.86  $   9.05   $    6.224
 Number of Units Outstanding at End    34,228   160,257   240,525       85,390
 of Year
-------------------------------------------------------------------------------
LSA Capital Growth*
 Accumulation Unit Value Beginning    $ 10.00  $  12.22  $  11.03   $     9.33
 Accumulation Unit Value Ending       $ 12.22  $  11.03  $   9.33   $    6.910
 Number of Units Outstanding at End     3,394   142,502   226,920      226,041
 of Year
-------------------------------------------------------------------------------
LSA Value Equity *
 Accumulation Unit Value Beginning    $ 10.00  $  11.03  $  12.55   $    11.77
 Accumulation Unit Value Ending       $ 11.03  $  12.55  $  11.77   $    9.035
 Number of Units Outstanding at End        32   122,654   235,535      428,181
 of Year
-------------------------------------------------------------------------------
MFS New Discovery ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.473
 Number of Units Outstanding at End        --        --        --       20,998
 of Year
-------------------------------------------------------------------------------
MFS Utility ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    8.370
 Number of Units Outstanding at End        --        --        --       13,969
 of Year
-------------------------------------------------------------------------------
PIMCO Advisers VIT OpCap Equity *
 Accumulation Unit Value Beginning    $ 10.00  $  10.62  $  11.51   $    10.56
 Accumulation Unit Value Ending       $ 10.62  $  11.51  $  10.56   $    8.180
 Number of Units Outstanding at End         0    58,987   110,288      195,029
 of Year
-------------------------------------------------------------------------------
PIMCO Advisers VIT PEA Science and
Technology **
 Accumulation Unit Value Beginning         --        --  $  10.00   $     3.36
 Accumulation Unit Value Ending            --        --  $   3.36   $    1.803
 Number of Units Outstanding at End        --        --    59,395      160,966
 of Year
-------------------------------------------------------------------------------
PIMCO Advisers VIT OpCap Small Cap *
 Accumulation Unit Value Beginning    $ 10.00  $  10.65  $  15.15   $    16.18
 Accumulation Unit Value Ending       $ 10.65  $  15.15  $  16.18   $   12.502
 Number of Units Outstanding at End         0    49,685    75,521      140,778
 of Year
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap
***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    7.839
 Number of Units Outstanding at End        --        --        --       28,379
 of Year
-------------------------------------------------------------------------------
PIMCO Foreign Bond *
 Accumulation Unit Value Beginning    $ 10.00  $  10.29  $  10.99   $    11.66
 Accumulation Unit Value Ending       $ 10.29  $  10.99  $  11.66   $   12.443
 Number of Units Outstanding at End    17,747    30,068    49,293       93,732
 of Year
-------------------------------------------------------------------------------
PIMCO Money Market *
 Accumulation Unit Value Beginning    $ 10.00  $  10.07  $  10.54   $    10.79
 Accumulation Unit Value Ending       $ 10.07  $  10.54  $  10.79   $   10.786
 Number of Units Outstanding at End    45,777   307,495   918,122    1,311,411
 of Year
-------------------------------------------------------------------------------
PIMCO StocksPLUS Growth and Income *
 Accumulation Unit Value Beginning    $ 10.00  $  11.64  $  10.39   $     9.07
 Accumulation Unit Value Ending       $ 11.64  $  10.39  $   9.07   $    7.139
 Number of Units Outstanding at End        21    97,992   171,296      335,810
 of Year
-------------------------------------------------------------------------------
PIMCO Total Return Bond *
 Accumulation Unit Value Beginning    $ 10.00  $  10.13  $  11.01   $    11.77
 Accumulation Unit Value Ending       $ 10.13  $  11.01  $  11.77   $   12.656
 Number of Units Outstanding at End    54,509   181,857   356,786      916,788
 of Year
-------------------------------------------------------------------------------
Putnam High Yield ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    9.568
 Number of Units Outstanding at End        --        --        --       14,843
 of Year
-------------------------------------------------------------------------------
RYDEX OTC **
 Accumulation Unit Value Beginning         --        --  $  10.00   $     5.75
 Accumulation Unit Value Ending            --        --  $   5.75   $    3.470
 Number of Units Outstanding at End        --        --     7,617       73,139
 of Year
-------------------------------------------------------------------------------
Salomon Brothers All Cap *
 Accumulation Unit Value Beginning    $ 10.00  $  11.54  $  13.45   $    13.51
 Accumulation Unit Value Ending       $ 11.54  $  13.45  $  13.51   $    9.987
 Number of Units Outstanding at End    49,256   141,167   260,699      321,536
 of Year
-------------------------------------------------------------------------------
Van Kampen UIF High Yield - Class I*
 Accumulation Unit Value Beginning    $ 10.00  $  10.37  $   9.14   $     8.61
 Accumulation Unit Value Ending       $ 10.37  $   9.14  $   8.61   $    7.872
 Number of Units Outstanding at End    17,868    68,958    94,964      148,434
 of Year
-------------------------------------------------------------------------------
Van Kampen UIF. Mid Cap Growth -
Class I*
 Accumulation Unit Value Beginning    $ 10.00  $  13.80  $  12.61   $     8.79
 Accumulation Unit Value Ending       $ 13.80  $  12.61  $   8.79   $    5.967
 Number of Units Outstanding at End       409   170,775   213,956      302,409
 of Year
-------------------------------------------------------------------------------
Van Kampen U.S. MidCap Core - Class
I*
 Accumulation Unit Value Beginning    $ 10.00  $  12.06  $  13.17   $    12.57
 Accumulation Unit Value Ending       $ 12.06  $  13.17  $  12.57   $    8.924
 Number of Units Outstanding at End         0    85,226   189,874      301,924
 of Year
-------------------------------------------------------------------------------
Van Kampen Growth and Income ***
 Accumulation Unit Value Beginning         --        --        --   $    10.00
 Accumulation Unit Value Ending            --        --        --   $    8.155
 Number of Units Outstanding at End        --        --        --       58,636
 of Year
-------------------------------------------------------------------------------




                                  45 PROSPECTUS

(1) Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Administrative Expense Charge. The beginning value reflects the Accumulation Unit Value as of October 18, 1999, the date Lincoln Benefit started to offer the Contract.

* First offered 10/18/1999.

** First offered 1/17/2001.

*** First offered 5/1/2002.

Information is not shown for Alger Growth Portfolio or Fidelity Growth
   Portfolio, which was first offered 5/1/03.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.


                                  47 PROSPECTUS

                            ACCUMULATION UNIT VALUES
                 BASIC POLICY PLUS ENHANCED DEATH BENEFIT RIDER

                                               Year ending December 31,
FUND                                           1999      2000      2001       2002
-------------------------------------------------------------------------------------
Fidelity Investment Grade Bond ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $ 10.706
 Number of Units Outstanding at End of Year        --        --        --     84,421
-------------------------------------------------------------------------------------
Fidelity Overseas ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.714
 Number of Units Outstanding at End of Year        --        --        --      8,812
-------------------------------------------------------------------------------------
Goldman Sachs CORE International Equity *
 Accumulation Unit Value Beginning            $ 10.00  $  12.29  $  10.50   $   8.03
 Accumulation Unit Value Ending               $ 12.29  $  10.50  $   8.03   $  6.453
 Number of Units Outstanding at End of Year     5,621    78,931   112,245    114,893
-------------------------------------------------------------------------------------
Goldman Sachs CORE Small Cap Equity *
 Accumulation Unit Value Beginning            $ 10.00  $  12.19  $  12.20   $  12.55
 Accumulation Unit Value Ending               $ 12.19  $  12.20  $  12.55   $ 10.505
 Number of Units Outstanding at End of Year     3,604    24,178    35,125     59,592
-------------------------------------------------------------------------------------
Janus International Value ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.744
 Number of Units Outstanding at End of Year        --        --        --      6,035
-------------------------------------------------------------------------------------
Janus Worldwide Growth ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.795
 Number of Units Outstanding at End of Year        --        --        --     13,160
-------------------------------------------------------------------------------------
J.P. Morgan Small Company *
 Accumulation Unit Value Beginning            $ 10.00  $  14.00  $  12.22   $  11.06
 Accumulation Unit Value Ending               $ 14.00  $  12.22  $  11.06   $  8.527
 Number of Units Outstanding at End of Year         0    53,597    58,437     83,459
-------------------------------------------------------------------------------------
Lazard Emerging Markets *
 Accumulation Unit Value Beginning            $ 10.00  $  13.26  $   9.39   $   8.77
 Accumulation Unit Value Ending               $ 13.26  $   9.39  $   8.77   $  8.501
 Number of Units Outstanding at End of Year     2,809    25,988    32,552     51,013
-------------------------------------------------------------------------------------
Lazard International Equity *
 Accumulation Unit Value Beginning            $ 10.00  $  11.24  $  10.00   $   7.47
 Accumulation Unit Value Ending               $ 11.24  $  10.00  $   7.47   $  6.565
 Number of Units Outstanding at End of Year     4,064    50,850    71,754     73,992
-------------------------------------------------------------------------------------
LSA Aggressive Growth ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.289
 Number of Units Outstanding at End of Year        --        --        --      5,753
-------------------------------------------------------------------------------------
LSA Balanced *
 Accumulation Unit Value Beginning            $ 10.00  $  10.40  $  11.14   $  11.21
 Accumulation Unit Value Ending               $ 10.40  $  11.14  $  11.21   $  9.015
 Number of Units Outstanding at End of Year     7,126    69,393   144,623    221,913
-------------------------------------------------------------------------------------
LSA Basic Growth ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.627
 Number of Units Outstanding at End of Year        --        --        --     30,010
-------------------------------------------------------------------------------------
LSA Blue Chip ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.964
 Number of Units Outstanding at End of Year        --        --        --      9,727
-------------------------------------------------------------------------------------
LSA Capital Appreciation ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  8.152
 Number of Units Outstanding at End of Year        --        --        --      4,462
-------------------------------------------------------------------------------------
LSA Diversified Mid Cap ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.772
 Number of Units Outstanding at End of Year        --        --        --      7,362
-------------------------------------------------------------------------------------
LSA Emerging Growth Equity *
 Accumulation Unit Value Beginning            $ 10.00  $  17.47  $  12.01   $   9.71
 Accumulation Unit Value Ending               $ 17.47  $  12.01  $   9.71   $  5.553
 Number of Units Outstanding at End of Year     5,259    86,819    94,558     98,810
-------------------------------------------------------------------------------------
LSA Equity Growth *
 Accumulation Unit Value Beginning            $ 10.00  $  12.48  $  10.83   $   9.01
 Accumulation Unit Value Ending               $ 12.48  $  10.83  $   9.01   $  6.224
 Number of Units Outstanding at End of Year     8,359    54,291    90,631     85,390
-------------------------------------------------------------------------------------
LSA Capital Growth*
 Accumulation Unit Value Beginning            $ 10.00  $  12.21  $  11.00   $   9.28
 Accumulation Unit Value Ending               $ 12.21  $  11.00  $   9.28   $  6.910
 Number of Units Outstanding at End of Year    24,902   123,406   172,729    226,041
-------------------------------------------------------------------------------------
LSA Value Equity *
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  8.426
 Number of Units Outstanding at End of Year        --        --        --     25,180
-------------------------------------------------------------------------------------
MFS New Discovery ***
 Accumulation Unit Value Beginning            $ 10.00  $  11.03  $  12.52   $  11.72
 Accumulation Unit Value Ending               $ 11.03  $  12.52  $  11.72   $  8.978
 Number of Units Outstanding at End of Year    17,183    62,043   130,669    179,820
-------------------------------------------------------------------------------------
MFS Utility ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.463
 Number of Units Outstanding at End of Year        --        --        --     10,193
-------------------------------------------------------------------------------------
PIMCO Advisers VIT OpCap Equity *
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  8.359
 Number of Units Outstanding at End of Year        --        --        --      6,880
-------------------------------------------------------------------------------------
PIMCO Advisers VIT PEA Science and
Technology **
 Accumulation Unit Value Beginning            $ 10.00  $  10.62  $  11.49   $  10.51
 Accumulation Unit Value Ending               $ 10.62  $  11.49  $  10.51   $  8.128
 Number of Units Outstanding at End of Year     5,784    61,655    97,863    115,950
-------------------------------------------------------------------------------------
PIMCO Advisers VIT OpCap Small Cap *
 Accumulation Unit Value Beginning                 --        --  $  10.00   $   3.62
 Accumulation Unit Value Ending                    --        --  $   3.62   $  1.796
 Number of Units Outstanding at End of Year        --        --    14,533     63,153
-------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap ***
 Accumulation Unit Value Beginning            $ 10.00  $  10.65  $  15.11   $  16.11
 Accumulation Unit Value Ending               $ 10.65  $  15.11  $  16.11   $ 12.422
 Number of Units Outstanding at End of Year         0    16,703    43,783     74,972
-------------------------------------------------------------------------------------
PIMCO Foreign Bond *
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  7.829
 Number of Units Outstanding at End of Year        --        --        --     27,890
-------------------------------------------------------------------------------------
PIMCO Money Market *
 Accumulation Unit Value Beginning            $ 10.00  $  10.28  $  10.97   $  11.61
 Accumulation Unit Value Ending               $ 10.28  $  10.97  $  11.61   $ 12.364
 Number of Units Outstanding at End of Year         0     1,231     3,605     27,152
-------------------------------------------------------------------------------------
PIMCO StocksPLUS Growth and Income *
 Accumulation Unit Value Beginning            $ 10.00  $  10.07  $  10.51   $  10.74
 Accumulation Unit Value Ending               $ 10.07  $  10.51  $  10.74   $ 10.717
 Number of Units Outstanding at End of Year    10,350   104,093   239,107    467,548
-------------------------------------------------------------------------------------
PIMCO Total Return Bond *
 Accumulation Unit Value Beginning            $ 10.00  $  11.64  $  10.37   $   9.03
 Accumulation Unit Value Ending               $ 11.64  $  10.37  $   9.03   $  7.094
 Number of Units Outstanding at End of Year    12,776    82,128   112,333    161,698
-------------------------------------------------------------------------------------
Putnam High Yield ***
 Accumulation Unit Value Beginning            $ 10.00  $  10.13  $  10.98   $  11.71
 Accumulation Unit Value Ending               $ 10.13  $  10.98  $  11.71   $ 12.575
 Number of Units Outstanding at End of Year       224    57,774   148,500    491,013
-------------------------------------------------------------------------------------
RYDEX OTC **
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  9.555
 Number of Units Outstanding at End of Year        --        --        --      6,438
-------------------------------------------------------------------------------------
Salomon Brothers All Cap *
 Accumulation Unit Value Beginning                 --        --  $  10.00   $   5.74
 Accumulation Unit Value Ending                    --        --  $   5.74      3.457
 Number of Units Outstanding at End of Year        --        --    14,044     83,805
-------------------------------------------------------------------------------------
Van Kampen UIF High Yield - Class I*
 Accumulation Unit Value Beginning            $ 10.00  $  11.53  $  13.42   $  13.46
 Accumulation Unit Value Ending               $ 11.53  $  13.42  $  13.46   $  7.822
 Number of Units Outstanding at End of Year         0    64,958   121,931     60,785
-------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth - Class I*
 Accumulation Unit Value Beginning            $ 10.00  $  13.80  $  12.58   $   8.75
 Accumulation Unit Value Ending               $ 13.80  $  12.58  $   8.75   $  5.929
 Number of Units Outstanding at End of Year     6,216    87,781   123,258    135,098
-------------------------------------------------------------------------------------
Van Kampen UIF U.S. MidCap Core - Class I*
 Accumulation Unit Value Beginning            $ 10.00  $  12.05  $  13.14   $  12.52
 Accumulation Unit Value Ending               $ 12.05  $  13.14  $  12.52   $  8.867
 Number of Units Outstanding at End of Year     6,021    44,148    95,312    151,383
-------------------------------------------------------------------------------------
Van Kampen Growth and Income ***
 Accumulation Unit Value Beginning                 --        --        --   $  10.00
 Accumulation Unit Value Ending                    --        --        --   $  8.144
 Number of Units Outstanding at End of Year        --        --        --     26,840
-------------------------------------------------------------------------------------




                                  48 PROSPECTUS

(1) Accumulation Unit Value: unit of measure used to calculate the value of a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Administrative Expense Charge.

* First offered 10/18/1999.

** First offered 1/17/2001.

*** First offered 5/1/2002.

Information is not shown for Alger Growth Portfolio or Fidelity Growth
   Portfolio, which was first offered 5/1/03.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.


                                  50 PROSPECTUS

APPENDIX B
PORTFOLIOS AND PERFORMANCE DATA
--------------------------------------------------------------------------------


PERFORMANCE DATA
From time to time the Separate Account may advertise the PIMCO Money Market Subaccount's "yield" and "effective yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the PIMCO Money Market Subaccount refers to the net income earned by the Subaccount over the seven-day period stated in the advertisement. This income is then "annualized." That is, the amount of income earned during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by the investment is assumed to be reinvested at the end of each seven-day period. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. Neither the yield nor the effective yield takes into consideration the effect of any capital gains or losses that might have occurred during the seven day period, nor do they reflect the impact of any premium tax charge or Withdrawal Charges. The impact of other, recurring charges on both yield figures is, however, reflected in them to the same extent it would affect the yield (or effective yield) for a Contract of average size.

In addition, the Separate Account may advertise an annualized 30-day (or one month) yield figure for Subaccounts other than the PIMCO Money Market Subaccount. These yield figures are based upon the actual performance of the Subaccount over a 30-day (or one month) period ending on a date specified in the advertisement. Like the money market yield data described above, the 30-day (or one month) yield data will reflect the effect of all recurring Contract charges, but will not reflect any Withdrawal Charges or premium tax charge. The yield figure is derived from net investment gain (or loss) over the period expressed as a fraction of the investment's value at the end of the period.

The Separate Account may also advertise standardized and non-standardized "total return" data for its Subaccounts. Like the yield figures described above, total return figures are based on historical data and are not intended to indicate future performance. The standardized "total return" compares the value of a hypothetical investment made at the beginning of the period to the value of the same hypothetical investment at the end of the period. Standardized total return figures reflect the deduction of any Withdrawal Charge that would be imposed upon a complete redemption of the Contract at the end of the period. Recurring Contract charges are reflected in the standardized total return figures in the same manner as they are reflected in the yield data for Contracts funded through the Money Market Subaccount.

In addition to the standardized "total return," the Separate Account may advertise non-standardized "total return." Non-standardized total return is calculated in a similar manner and for the same time periods as the standardized total return except that the Withdrawal Charge is not deducted. Further, we assumed an initial hypothetical investment of $50,000, because $50,000 is closer to the average Purchase Payment of a Contract which we expect to write. Standardized total return, on the other hand, assumes an initial hypothetical investment of $1,000.

The Separate Account may also disclose yield and non-standardized total return for time periods before the date the Separate Account commenced operations. In this case, performance data for the Subaccounts is calculated based on the performance of the Portfolios and assumes that the Subaccounts existed during the same time period as the Portfolios, with recurring Contract charges equal to those currently assessed against the Subaccounts.

Our advertisements may also compare the performance of our Subaccounts with: (a) certain unmanaged market indices, including but the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or
(b) other management investment companies with investment objectives similar to the underlying funds being compared. Our advertisements also may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

The Contract charges are described in more detail on page 31. We have described the computation of advertised performance data for the Separate Account in more detail beginning on page S-6 of the Statement of Additional Information.


                                  51 PROSPECTUS

APPENDIX C
--------------------------------------------------------------------------------

                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                         $ 40,000.00
Credit Enhancement:                       1,600.00
Guarantee Period:                         5 Years
Guaranteed Interest Rate:                 5% Annual Effective Rate
5-year Treasury Rate at Time
of Purchase Payment:                      6%


The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after (in the second Contract Year) the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment and $1,600.00 Credit Enhancement are allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $53,093.31. After one year, when the withdrawals occur in these examples, the Contract Value would be $43,680.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

  (a) the greater of:

        . earnings not previously withdrawn; or

        . 15% of your total Purchase Payments in the most recent eight years;
          plus

  (b) an amount equal to your total Purchase Payments made more than eight years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent eight years ($6,000.00 = 15% x $40,000.00) is greater than the earnings not previously withdrawn ($3,680.00). (B) equals $0, because all of the Purchase Payments were made less than eight years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

  .9 x (I - J) x N,

  where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

          J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

          N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

  .9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $678.24 from the amount withdrawn:

  $-678.24 = -.0180 x ($43,680 - $6,000.00)

A Withdrawal Charge of 7% (assuming the Withdrawal occurs at the start of the second Contract year) would be assessed against the Purchase Payments withdrawn that are less than eight years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $2,320.00 ($6,000.00 - $3,680.00).

Therefore, the Withdrawal Charge would be:

  $2,637.60 = 7% x (40,000.00 - $2,320.00)

As a result, the net amount payable to you would be:

  $40,364.16 = $43,680.00 - $678.24 - $2,637.60

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year


                                  52 PROSPECTUS
after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

  .9 x (.06 - .055) x 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

  $678.24 = .0180 x ($43,680 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $2,320.00 ($6,000.00 - $3,680.00). Therefore, the Withdrawal Charge would be:

  $2,637.60 = 7% x ($40,000.00 - $2,320.00)


 As a result, the net amount payable to you would be:

  $41,720.64 = $43,680.00 + $678.24 - $2,637.60

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

  let:    AW  = the total amount to be withdrawn from your Contract Value

          MVA = Market Value Adjustment

          WC = Withdrawal Charge

          AW' = amount subject to Market Value Adjustment and Withdrawal Charge

  Then    AW - $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW ? $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC - MVA.

          MVA = -.018 x AW'

          WC = .07 x AW'

          WC - MVA = .088AW'

          AW' - $14,000.00 = .088AW'

          AW' = $14,000.00 / (1 - .088) = $15,350.88

          MVA = -.018 x $15,350.88 = - $276.32

          WC = .07 x $15,350.88 = $1,074.56

          AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

          AW' = amount that MVA & WC are applied to = amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 = $14,000.00

          MVA = -.018 x $14,000.00 = $-252.00

          WC = .07 x $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

EXAMPLE OF FREE WITHDRAWAL AMOUNT

Assume that in the foregoing example, after four years $10,565.06 in earnings; including the Credit Enhancement had been credited and that the Contract Value in the Fixed Account equaled $50,565.06. In this example, if no prior withdrawals have been made, you could withdraw up to $10,565.06 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $10,565.06, because the interest credited ($10,565.06) is greater than 15% of the Total Purchase Payments in the most recent eight years ($40,000.00 x .15 = $6,000.00).


                                  53 PROSPECTUS

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)


                                  54 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



         Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $31,000.00 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $0.00; cost of printing and engraving - $25,000.00 (approximate); legal fees - $5,000.00 (approximate) and accounting fees - $1,000.00 (approximate). All amounts are estimated, for the period ending May 1, 2003 for the continuous offering of shares, but are not deducted from proceeds.

         Item 15.  Indemnification of Directors and Officers

         The Articles of Incorporation of Lincoln Benefit Life Company (Depositor) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

         The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

         Under the terms of the form of Underwriting Agreement, the Depositor agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract,
         (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Depositor will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


         Item 16.  Exhibits

            Exh. No.     Description
               1         Form of Principal Underwriting Agreement*
             3(a)        Articles of Incorporation**
             3(b)        Bylaws**
             4(a)        Form of Variable Annuity Contract***
             4(b)        Form of Application***
               5         Opinion and Consent of Counsel regarding legality*****
              21         Subsidiaries of Registrant - N/A
            23(a)        Consent of Deloitte & Touche LLP, Independent Auditors
                         (filed herewith)
            23(b)        Consent of Attorneys (filed herewith)
            27           Financial Data Schedule****
            99           Powers of Attorney for Lawrence W. Dahl, Margaret G.
                         Dyer, Marla G. Friedman, Douglas F. Gaer, John C.
                         Lounds, J. Kevin McCarthy, Samuel H. Pilch, Steven E.
                         Shebik, Casey J. Sylla, Michael J. Velotta, B. Eugene
                         Wraith, James P. Zils


         -------------------------------------------------

* Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

** Incorporated herein by reference to the Registration Statement on Form S-6 for the Lincoln Benefit Life Variable Life Account (File No. 333-47717) filed March 11, 1998

*** Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999

**** Incorporated  herein by reference to the Registrant's Form 10-K filed March
     29, 2001.

*****Incorporated herein by reference to Post-Effective  Amendment No. 1 to Form
     S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.


 Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item. Experts

The financial statements and the related financial statement schedule incorporated in these prospectus by reference from Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2002 and from the Statement of Additional Information (which is part of Registration Statements No. 333-82427) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 12), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Lincoln Benefit Life Variable Annuity Account as of December 31, 2002 and for each of the periods in the two year period then ended incorporated herein by reference from the Statement of Additional Information (which is part of Registration Statements No. 333-82427), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herin by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES

     As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on April [ ], 2003

        LINCOLN BENEFIT LIFE COMPANY (Registrant)

        By:               /s/ B. Eugene Wraith
             ---------------------------------------------------------
                          B. Eugene Wraith
                 President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on April [ ], 2003.


Name                                        Title                                                Date
------------------------------        --------------------------                                 --------


/s/ B. Eugene Wraith                  Director, President and Chief Operating Officer            April [ ], 2003
-------------------------------
(Principal Executive Officer)



/s/ Samuel H. Pilch                   Group Vice President and Controller                        April [ ], 2003

------------------------------
(Principal Accounting Officer)



/s/ James P. Zils                     Treasurer                                                  April [ ], 2003

-----------------------------
(Principal Financial Officer)



/s/ Lawrence W. Dahl                  Director and Executive Vice President                      April [ ], 2003

----------------------------



/s/ Margaret G. Dyer                  Director                                                   April [ ], 2003

----------------------------



/s/ Marla G. Friedman                 Director                                                   April [ ], 2003

----------------------------



/s/ Douglas F. Gaer                   Director, Executive Vice President                         April [ ], 2003

----------------------------



/s/ John C. Lounds                    Director                                                   April [ ], 2003

----------------------------



/s/ J. Kevin McCarthy                 Director                                                   April [ ], 2003

----------------------------



/s/ Steven E. Shebik                  Director, Senior Vice President and                        April [ ], 2003
                                           Chief Financial Officer
----------------------------



/s/ Michael J. Velotta                Director, Senior Vice President,                           April [ ], 2003

----------------------------               General Counsel and Secretary



/s/ Casey  J. Sylla                   Director, Chairman of the Board and                        April [ ], 2003

----------------------------               Chief Executive Officer

                                    EXHIBITS


 Exhibit No.       Description


 23(a)             Independent Auditors' Consent

 23(b)             Consent of Attorneys

 99 Powers of Attorney for Lawrence W. Dahl, Margaret G. Dyer, Marla G. Friedman, Douglas F. Gaer, John C. Lounds, J. Kevin McCarthy, Samuel H. Pilch, Steven E. Shebik, Casey J. Sylla, Michael J. Velotta, B. Eugene Wraith, James P. Zils